UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 12, 2015
(Date of earliest event reported)
_____________________________________________________________
POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)
509-835-1500
(Registrant’s telephone number, Including area code)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2015, the Executive Compensation Committee of Potlatch Corporation approved a new Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement and a new Performance Share Award Notice and Performance Share Award Agreement in which the Company's executive officers participate. Both the Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement and the Performance Share Award Notice and Performance Share Award Agreement added provisions relating to Section 162(m) of the Internal Revenue Code.

A copy of the the Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement is attached hereto as Exhibit 10.1 and a copy of the Performance Share Award Notice and Performance Share Award Agreement is attached hereto as Exhibit 10.2. Reference is made to the attached Exhibits for a full statement of the terms and conditions of the equity grants referred to therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description of Exhibits
10.1	2015 Form Restricted Stock Unit Award Notice and Award Agreement
10.2	2015 Form Performance Share Award Notice and Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 17, 2015
POTLATCH CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	2015 Form Restricted Stock Unit Award Notice and Award Agreement
10.2	2015 Form Performance Share Award Notice and Award Agreement